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JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES


EXHIBIT 11 - STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

The weighted average number of common and common share equivalents on a primary basis is as follows:




                                                   For the Three Months Ended              For the Nine Months Ended
                                                 September 28,       September 30,       September 28,     September 30,
                                                 -------------       -------------       -------------     -------------
                                                     1996                1995                 1996             1995
                                                     ----                ----                 ----             ----
Weighted average common shares outstanding           10,362,874          10,564,979           10,429,998      10,564,588

Shares issued from assumed exercise of
    incentive stock options(2)                                                                   185,718

Shares issued from assumed exercise of
    nonqualified stock options(1)(2)                                                              88,676          94,340
                                                  -------------       -------------        -------------    ------------
Weighted average number of shares
    outstanding, as adjusted                         10,362,874          10,564,979           10,704,392      10,658,928
                                                  =============       =============        =============    ============



Income (Loss) from Continuing Operations          $    (273,000)      $  (1,494,000)       $     912,000    $  1,394,000
                                                  -------------       -------------        -------------    ------------
Income (Loss) from Discontinued Operations             (878,000)           (368,000)           2,532,000         423,000
                                                  -------------       -------------        -------------    ------------
Extraordinary Loss                                                                               527,000
                                                  -------------       -------------        -------------    ------------
    Net Income (Loss)                                (1,151,000)         (1,862,000)           2,917,000       1,817,000
    Preferred Dividends                                  41,000                                   84,000
                                                  -------------       -------------        -------------    ------------
Earnings (Loss) Applicable to Common Stock        $  (1,192,000)      $  (1,862,000)           2,833,000       1,817,000
                                                  =============       =============        =============    ============

Earnings (Loss) per share
    Continuing Operations                         $        (.03)      $        (.14)       $         .08    $        .13
    Discontinued Operations                               ( .09)               (.04)                 .23             .04
    Extraordinary Item                                                                              (.05)
                                                  -------------       -------------        -------------    ------------
         Total                                    $        (.12)      $        (.18)       $         .26    $        .17
                                                  =============       =============        =============    ============


(1) Shares issued from assumed exercise of options included the number of incremental shares which result from applying the "treasury stock method" for options.

(2) For the three months ended September 28, 1996 and September 30, 1995, common shares from assumed exercise of stock options are not presented as they are antidilutive in periods for which a loss is reported.

Note: Fully diluted earnings per share are not presented because the difference from primary earnings per share is insignificant for all periods presented.